Exhibit 32.1

BIOTRICITY INC.

CERTIFICATION PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q/A of Biotricity Inc. (the “Company”) for the quarterly period ended June 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Waqaas Al-Siddiq, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 17, 2021

/s/ Waqaas Al-Siddiq
Waqaas Al-Siddiq
Chief Executive Officer
(principal executive officer)